UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 8, 2020

Winnebago Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa	50436
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code 641-585-3535
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Existing ABL Credit Agreement

On July 8, 2020, Winnebago Industries, Inc. (the “Company”) entered into an Amendment No. 2 (the “ABL Amendment”) to the Amended and Restated Credit Agreement, dated as of October 22, 2019, among the Company, Winnebago of Indiana, LLC, Grand Design RV, LLC and Newmar Corporation, the other loan parties thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. (the “ABL Agent”). Among other things, the ABL Amendment makes certain changes to the Company’s existing asset-based revolving credit agreement (the “Existing ABL Credit Agreement” and, as amended by the ABL Amendment, the “ABL Facility”) to reflect the Company’s Notes Offering, as described and defined below, and the repayment of the Company’s term loan facility with the proceeds thereof. It also revises the debt covenant in the Existing ABL Credit Agreement to increase the amount of secured notes and term loan debt that is permitted under the ABL Facility to be consistent with the terms of the Indenture governing the Notes, each as described and defined below.

The foregoing description of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is included as Exhibit 10.1 filed herewith.

Indenture and Notes

On July 8, 2020, the Company closed its previously announced private offering (the “Notes Offering”) of $300.0 million aggregate principal amount of 6.250% Senior Secured Notes due 2028 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of July 8, 2020 (the “Indenture”), among the Company, the subsidiary guarantor parties thereto (the “Guarantors”) and U.S. Bank National Association, as Trustee and Collateral Trustee. The Notes will mature on July 15, 2028 unless earlier redeemed or repurchased. Interest on the Notes will accrue from July 8, 2020 and is payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2021, at a rate of 6.250% per year. The Notes and the related guarantees will be secured by (i) a first-priority lien on substantially all of the Company’s and the Guarantors’ existing and future assets (other than certain collateral under the Company’s ABL Facility) and (ii) a second-priority lien on the Company’s and the Guarantors’ present and future accounts and credit card receivables, inventory and other related assets and proceeds thereof that secure the ABL Facility on a first-priority basis.

The Indenture limits the ability of the Company and its subsidiaries (subject to certain exceptions and qualifications) to incur additional debt and provide additional guarantees; make restricted payments; create or permit certain liens; make certain asset sales; use the proceeds from the sale of assets and subsidiary stock; create or permit restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other inter-company distributions; engage in certain transactions with affiliates; designate subsidiaries as unrestricted subsidiaries; and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its restricted subsidiaries.

The Indenture provides for customary events of default that include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of other covenants in the Indenture; payment or other related defaults by the Company or a restricted subsidiary under certain other indebtedness; the failure by the Company or any significant subsidiary to pay certain final judgments; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

At any time prior to July 15, 2023, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date, plus an applicable “make-whole premium.” On or after July 15, 2023, the Company may redeem the Notes, in whole or in part, at any time and from time to time at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date. In addition, the Company may redeem up to 40% of the aggregate principal amount of the Notes at any time and from time to time before July 15, 2023, with the net cash proceeds of certain equity offerings at a redemption price of 106.250% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of certain events constituting a change of control, the Company may be required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase.

In addition to being governed by the Indenture, the rights of the holders of the Notes are governed by the entry by the Company, the Collateral Trustee and the ABL Agent into an intercreditor agreement, as further described below.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to non-U.S. investors in reliance on Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such documents. The Indenture and form of global note are included as Exhibits 4.1 and 4.2 filed herewith.

Intercreditor Agreement

On July 8, 2020, the Company and certain of its subsidiaries entered into an Intercreditor Agreement with the ABL Agent and the Collateral Trustee (the “Intercreditor Agreement”), which governs the rights and priorities of the secured parties under the Indenture and the ABL Facility.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is included as Exhibit 10.2 filed herewith.

Item 1.02 Termination of a Material Definitive Agreement.

On July 8, 2020, the Company used the proceeds of the Notes to repay all obligations under its term loan B evidenced by that certain Loan Agreement, dated as of November 8, 2016, among Octavius Corporation, the Company, the lenders party thereto from time to time and J.P. Morgan Chase Bank, N.A., as administrative agent (the “Term Loan Agent”). In connection with such repayment, that certain Intercreditor Agreement, dated as of November 8, 2016, among the ABL Agent and the Term Loan Agent was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of July 8, 2020, by and among Winnebago Industries, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.
4.2	Form of 6.250% Senior Secured Note due 2028 (included in Exhibit 4.1)
10.1	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of July 8, 2020, among Winnebago Industries, Inc., Winnebago of Indiana, LLC, Grand Design RV, LLC, Newmar Corporation, the other loan parties thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent
10.2	Intercreditor Agreement, dated as of July 8, 2020, among JPMorgan Chase Bank, N.A., U.S. Bank National Association, as collateral trustee, Winnebago Industries, Inc. and certain of its subsidiaries party thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Cautionary Statement Regarding Forward-Looking Information

This report may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of important factors could cause the Company’s actual results to differ materially from these statements, including, but not limited to, risks relating to the offering of the Notes and the related guarantees, increases in interest rates, availability of credit, low consumer confidence, availability of labor, significant increases in repurchase obligations, inadequate liquidity or capital resources, availability and price of fuel, a continued slowdown in the economy, increased material and component costs, availability of chassis and other key component parts, sales order cancellations, slower than anticipated sales of new or existing products, new product introductions by competitors, the effect of global tensions, integration of operations relating to merger and acquisition activities, business interruptions, any unexpected expenses related to the Company’s enterprise resource planning system, the impact of potential information technology, cybersecurity or data security breaches, risks related to compliance with debt covenants and leverage ratios, impacts of public health crises, such as COVID-19, and other factors. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019 and subsequent quarterly reports on Form 10-Q, copies of which are available from the SEC or from the Company upon request. You should not rely upon forward-looking statements as predictions of future events. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this report or to reflect any changes in the Company's expectations after the date of this report or any change in events, conditions or circumstances on which any statement is based, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	July 9, 2020	By:	/s/ Stacy L. Bogart
		Name:	Stacy L. Bogart
		Title:	Vice President, General Counsel and Corporate Secretary